Exhibit 23

             Independent Registered Public Accounting Firm's Consent


The Board of Directors
Trustmark Corporation:

We consent to incorporation by reference in the registration statement (No. 333-07141) on Form S-8 of Trustmark Corporation of our report dated June 7, 2004 with respect to the financial statements and supplemental schedule of Trustmark 401(k) Plan as of December 31, 2003 and 2002 and for the years then ended, which report appears in the December 31, 2003 annual report on Form 11-K of Trustmark 401(k) Plan.

                                               /s/ KPMG LLP

Jackson, Mississippi
June 23, 2004